UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Weatherford International public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Bahnhofstrasse 1, 6340 Baar, Switzerland		CH 6340
(Address of principal executive offices)		(Zip Code)

+41.22.816.1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On June 1, 2016, we entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), which provides for the offer and sale (the “Offering”) by Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”) and an indirect, wholly owned subsidiary of Weatherford International plc, an Irish public limited company (“Weatherford Ireland”), and the purchase by the Underwriters, of $1.1 billion aggregate principal amount of Weatherford Bermuda’s 5.875% Exchangeable Senior Notes due 2021 (the “Notes”). On June 3, 2016, the Underwriters exercised their option to purchase an additional $165 million aggregate principal amount of the Notes, bringing the total Offering to $1.265 aggregate principal amount of the Notes. The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 (File Nos. 333-194431, 333-194431-01 and 333-194431-02), which became effective immediately upon filing with the U.S. Securities and Exchange Commission (the “SEC”) on June 17, 2014, as amended, and as supplemented by a prospectus supplement filed with the SEC on June 3, 2016 (together with the Registration Statement, the “Prospectus Supplement”). The closing of the Offering occurred on June 7, 2016.

We intend to use the net proceeds from the Offering to fund all or a portion of the $1.1 billion maximum aggregate purchase price, excluding accrued interest, for the cash tender offers announced on June 1, 2016 to purchase 6.35% senior notes due 2017 of Weatherford International, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Weatherford Ireland and indirect subsidiary of Weatherford Bermuda (“Weatherford Delaware”), and Weatherford Bermuda’s 6.00% senior notes due 2018, 9.625% senior notes due 2019 and 5.125% senior notes due 2020 (collectively, the “Tender Offers”). In the event the Tender Offers, which are subject to market conditions and other factors, are not consummated or the aggregate purchase price for the notes tendered and accepted for payment is less than the proceeds of the Offering, we may use such proceeds to repay or retire other outstanding indebtedness, which may include amounts under Weatherford Bermuda’s revolving credit facility. Weatherford Bermuda and Weatherford Delaware have retained Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC to act as Dealer Managers in connection with the Tender Offers and have agreed to pay these Dealer Managers a customary fee for their services in connection with the Tender Offers, as well as reimburse them for their reasonable out-of-pocket expenses.

The Notes will pay interest semi-annually in arrears on July 1 and January 1 of each year, beginning on January 1, 2017. The Notes will mature on July 1, 2021, unless earlier repurchased, redeemed or exchanged. The Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by Weatherford Ireland, and by Weatherford Delaware. We also refer to Weatherford Ireland and Weatherford Delaware together as the guarantors.

The Notes may be exchanged at the option of the holders in the circumstances and during the periods described in the Indenture (defined below), and Weatherford Bermuda will settle exchanges by paying or delivering, as applicable, cash, ordinary shares of Weatherford Ireland (the “ordinary shares”) or a combination of cash and ordinary shares, at its election, based on an initial exchange rate of 129.1656 ordinary shares per $1,000 principal amount of Notes (which represents an initial exchange price of approximately $7.74 per ordinary share), subject to adjustment. If a “make-whole fundamental change” (as defined in the Indenture (defined below)) occurs, then we will in certain circumstances increase the exchange rate for a specified period of time.

The Notes may not be redeemed by Weatherford Bermuda at its option, except in limited circumstances in connection with a change in tax law. If a “fundamental change” (as defined in the Indenture) occurs, then holders may require us to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes and the guarantees will be senior, unsecured obligations of Weatherford Bermuda and the guarantors, respectively, and will be (1) equal in right of payment with existing and future senior, unsecured indebtedness of Weatherford Bermuda and the guarantors, respectively; (2) senior in right of payment to existing and future indebtedness of Weatherford Bermuda and the guarantors, respectively, that is expressly subordinated to the Notes and the guarantees, as applicable; and (3) effectively subordinated to existing and future secured indebtedness of Weatherford Bermuda and the guarantors, respectively, to the extent of the value of the collateral securing that indebtedness. Holders’ right to payment under the Notes and the guarantees is also structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent Weatherford Bermuda, Weatherford Ireland or Weatherford Delaware, as applicable, is not a holder thereof) preferred equity, if any, of Weatherford Ireland’s subsidiaries, other than Weatherford Bermuda and Weatherford Delaware.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by Weatherford Ireland, Weatherford Delaware and Weatherford Bermuda, indemnification obligations of Weatherford Ireland, Weatherford Delaware and Weatherford Bermuda and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated into this Item 1.01. The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to this Exhibit.

Ninth Supplemental Indenture

The Notes were issued under an Indenture (as previously supplemented and amended, the “Base Indenture”), dated as of October 1, 2003, among Weatherford Bermuda, as issuer, Weatherford International, Inc., as guarantor, and Deutsche Bank Trustee Company Americas, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of June 7, 2016, by and among Weatherford Bermuda, as issuer, Weatherford Ireland, as guarantor, Weatherford Delaware, as guarantor, and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the Notes and the Indenture are described in the Prospectus Supplement under the caption “Description of Notes,” which description is incorporated herein by reference.

A copy of the Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated into this Item 1.01. The foregoing is only a brief description of the material terms of the Supplemental Indenture and does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to this Exhibit.

Legal Opinions

The legal opinions of Conyers, Dill & Pearman Ltd., Latham & Watkins LLP, and Matheson relating to the Notes are filed herewith as Exhibits 5.1, 5.2, and 5.3, respectively.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters have performed commercial banking, investment banking and advisory services for Weatherford Ireland from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for Weatherford Ireland in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

An affiliate of Deutsche Bank Securities Inc. serves as trustee under the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes and the Indenture set forth in Item 1.01 of this report is incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 1, 2016, by and among Weatherford International plc, Weatherford International Ltd., Weatherford International, LLC and RBC Capital Markets, LLC and Citigroup Global Markets Inc., on behalf of themselves and the several Underwriters named in Schedule II to the Underwriting Agreement.

4.1	Ninth Supplemental Indenture, dated June 7, 2016, by and among Weatherford International Ltd., as issuer, Weatherford International plc, as guarantor, Weatherford International, LLC, as guarantor, and Deutsche Bank Trustee Company Americas, as trustee.

4.2	Form of 5.875% Exchangeable Senior Notes due 2021 (set forth as Exhibit A to the Ninth Supplemental Indenture attached as Exhibit 4.1 hereto).

5.1	Opinion of Conyers, Dill & Pearman Ltd.

5.2	Opinion of Latham & Watkins LLP

5.3	Opinion of Matheson

23.1	Consent of Conyers, Dill & Pearman Ltd. (included in Exhibit 5.1 hereto)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2 hereto)

23.3	Consent of Matheson (included in Exhibit 5.3 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2016	WEATHERFORD INTERNATIONAL PLC

/s/ Krishna Shivram
Krishna Shivram
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 1, 2016, by and among Weatherford International plc, Weatherford International Ltd., Weatherford International, LLC and RBC Capital Markets, LLC and Citigroup Global Markets Inc., on behalf of themselves and the several Underwriters named in Schedule II to the Underwriting Agreement.

4.1	Ninth Supplemental Indenture, dated June 7, 2016, by and among Weatherford International Ltd., as issuer, Weatherford International plc, as guarantor, Weatherford International, LLC, as guarantor, and Deutsche Bank Trustee Company Americas, as trustee.

4.2	Form of 5.875% Exchangeable Senior Notes due 2021 (set forth as Exhibit A to the Ninth Supplemental Indenture attached as Exhibit 4.1 hereto).

5.1	Opinion of Conyers, Dill & Pearman Ltd.

5.2	Opinion of Latham & Watkins LLP

5.3	Opinion of Matheson

23.1	Consent of Conyers, Dill & Pearman Ltd. (included in Exhibit 5.1 hereto)

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2 hereto)

23.3	Consent of Matheson (included in Exhibit 5.3 hereto)